UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 7, 2006

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Loring Drive, Framingham, Massachusetts 01702
(Address of principal executive offices) (Zip Code)

(508) 620-7676
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Symbollon issued to accredited investors upon exercise of outstanding warrants 520,846 shares of Class A common stock and a like number of warrants for $271,275 in cash and $67,275 in prepaid consulting services.

The warrants entitle the holder thereof to purchase from September 1, 2006 up to February 28, 2009 a share of Class A common stock at a price of sixty-five cents ($0.65) per share. A form of the warrant is attached hereto as Exhibit 10.1.

The securities were offered and sold in reliance upon the exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). Each of the purchasers qualify as accredited investors (as defined by Rule 501 under the Securities Act). The shares purchased are covered by resale registration statement for the purchasers.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

10.1	Form of Warrant for the purchase of shares of Class A common stock, dated as of February 28, 2006, issued to certain purchasers of Symbollon’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2006

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.
10.1	Form of Warrant for the purchase of shares of Class A common stock, dated as of February 28, 2006, issued to certain purchasers of Symbollon’s securities.